EXHIBIT 4.10
                           SEVENTH AMENDMENT
                                OF THE
                         GIANT INDUSTRIES, INC.
                         & AFFILIATED COMPANIES
                             401(K) PLAN


     WHEREAS, Giant Industries, Inc. and certain of its affiliates (the "Employer") adopted the Giant Industries, Inc. & Affiliated Companies 401(k) Plan (the "Plan") effective July 1, 1993; and

     WHEREAS, the Employer amended and restated the Plan, effective July 1, 1993, through an Adoption Agreement dated September 10, 1994;

     WHEREAS, the Employee Stock Ownership Plan And Trust Agreement has been merged into the Plan, effective January 1, 2001; and

     WHEREAS, the Employer has the authority to amend the Plan.

     NOW THEREFORE, the Employer hereby amends the Plan as follows:

     Effective January 1, 2001, except as otherwise stated in the replacement pages of the attachment, pages 3, 6, 7,12, 14, and 17 of the Adoption Agreement and the Attachment to Adoption Agreement for Giant Industries, Inc. and Affiliated Companies 401(k) Plan are hereby removed and replaced by the attached replacement pages 3, 6, 7, 12, 14, and 17 of the Adoption Agreement and the Attachment to Adoption Agreement for Giant Industries, Inc. and Affiliated Companies 401(k) Plan.

                              GIANT INDUSTRIES, INC. &
                              AFFILIATED COMPANIES

4/18/01                       By:/s/ GARY R. DALKE
-------                          --------------------------
Date                          Name: Gary R. Dalke
                              Title: Vice President



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     (b) The term "Employer" includes the following Related Employer(s)
         (as defined in Section 2.01(a)(26)):

         See attached sheet.


1.03 COVERAGE

     (a) All Employees who meet the conditions specified below will be eligible to participate in the Plan:

         (1) Service requirement (check one):

             (A) [ ] no service requirement.

             (B) [ ] three consecutive months of service (no minimum number
                     Hours of Service can be required).

             (C) [ ] six consecutive months of service (no minimum number
                     Hours of Service can be required).

             (D) [X] one Year of Service (1,000 Hours of Service is required during the Eligibility Computation Period.) See
                     Attachment.

         (2) Age requirement (check one):

             (A) [X] no age requirement.

             (B) [ ] must have attained age _____ (not to exceed 21).

                                                (Replacement Page,
                                                Seventh Amendment)
                            3



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     (b) Compensation for the First Year of Participation

         Contributions for the Plan Year in which an Employee first becomes a Participant shall be determined based on the Employee's Compensation (check one):

         (1) [ ] For the entire Plan Year.

         (2) [X] For the portion of the Plan Year in which the Employee is eligible to participate in the Plan.

1.05 CONTRIBUTIONS

     (a) [X] Employer Contributions:

         (1) [ ] Fixed Formula - Nonintegrated Formula (check (A) or (B)):

             (A) [ ] Fixed Percentage Employer Contribution:

                     For each Plan Year, the Employer will contribute for each eligible Participant an amount equal to _____% (not to exceed 15%) of such Participant's Compensation.

             (B) [ ] Fixed Flat Dollar Employer Contribution:

                     For each Plan year, the Employer will contribute for each eligible Participant an amount equal to $_______.

         (2) [X] Discretionary Formula

             The Employer may decide each Plan year whether to make a Discretionary Employer Contribution on behalf of eligible Participants in accordance with Section 4.06. Such contributions may only be funded by the Employer after the Plan year ends and shall be allocated to eligible Participants based upon the following (check (A) or (B)):

             (A) [X] Nonintegrated Allocation Formula:
                     In the ratio that each eligible Participant's Compensation bears to the total Compensation paid to all eligible Participants for the Plan Year.

             (B) [ ] Integrated Allocation Formula:
                     In accordance with Section 4.06.

             Note: An Employer who maintains any other plan that provides for Social Security Integration (permitted disparity) may not elect (2)(B).
                                                (Replacement Page,
                                                Seventh Amendment)
                            6

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    (3) Eligibility Requirement(s)

        A Participant shall be entitled to Employer Contributions for a Plan Year under this Subsection (a) if the Participant satisfies the following requirement(s) (Check the appropriate box(es) - Options
        (B) and (C) may not be elected together):

        (A) [X] is employed by the Employer on the last day of the Plan Year.
        (B) [ ] earns at least 500 Hours of Service during the Plan Year.
        (C) [ ] earns at least 1,000 Hours of Service during the Plan Year.
        (D) [ ] no requirements.

        Note: If option (A), (B) or (C) above is selected then Employer
              Contributions can only be funded by the Employer after Plan Year end.

(b) [X] Deferral Contributions

    (1) Regular Contributions

        The Employer shall make a Deferral Contribution in accordance with
        Section 4.01 on behalf of each Participant who has an executed salary reduction agreement in effect with the Employer for the payroll period in question, not to exceed 15%* (no more than 15%) of Compensation for that period.

        *Effective 01/01/99

        /s/ Charles F. Yonker
        -----------------------
        Name: Charles F. Yonker
        Title: Dir. Human Resources

        (A) A Participant may increase or decrease, on a prospective basis, his salary reduction agreement percentage (check one):

            (i)   [ ] As of the beginning of each payroll period.
            (ii)  [ ] As of the first day of each month.
            (iii) [X] As of the next Entry Date.
            (iv)  [ ] (Specify, but must be at least once per Plan Year)

        (B) A Participant may revoke, on a prospective basis, a salary reduction agreement at any time upon proper notice to the Administrator but in such case may not file a new salary Reduction agreement until (check one):

            (i)   [ ] The first day of the next Plan Year.
            (ii)  [X] Any subsequent Plan Entry Date.
            (iii) [ ] (Specify, but must be at least once per Plan Year)

                                                (Replacement Page,
                                                Seventh Amendment)
                            7

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1.07 VESTING SCHEDULE   See attachment.

     (a) The Participant's vested percentage in Employer Contributions (Fixed or Discretionary) elected in Section 1.05(a) and/or Matching Contributions elected in Section 1.05(c) shall be based upon the schedule(s) selected below, except with respect to any Plan Year during which the Plan is Top-Heavy. The schedule elected in Section 1.12(d) shall automatically apply for a Top-Heavy Plan and all Plan years thereafter unless the Employer has already elected a more favorable vesting schedule below.

         (1) Employer Contributions        (2) Matching Contributions
             (check one):                      (check one):

(A) [ ]N/A-No Employer Contributions     (A) [ ]N/A-No Matching Contributions
(B) [X]100% Vesting immediately          (B) [X]100% Vesting immediately
(C) [ ]3 year cliff (see C below)        (C) [ ]3 year cliff (see C below)
(D) [ ]5 year cliff (see D below)        (D) [ ]5 year cliff (see D below)
(E) [ ]6 year graduated (see E below)    (E) [ ]6 year graduated (see E below)
(F) [ ]7 year graduated (see F below)    (F) [ ]7 year graduated (see F below)
(G) [ ]Other vesting (complete G1 below) (G) [ ]Other vesting (complete G2 below)

          Years of
         Service for
          Vesting         C       D       E       F      G1      G2

             0            0%      0%      0%      0%     ___     ___
             1            0%      0%      0%      0%     ___     ___
             2            0%      0%     20%      0%     ___     ___
             3          100%      0%     40%     20%     ___     ___
             4          100%      0%     60%     40%     ___     ___
             5          100%    100%     80%     60%     ___     ___
             6          100%    100%    100%     80%     ___     ___
             7          100%    100%    100%    100%     100%    100%

         Note: A schedule elected under G1 or G2 above must be at least as Favorable as one of the schedules in C, D, E or F above.

     (b) [ ] Years of Service for Vesting shall exclude (check one):

         (1) [ ] for new plans, service prior to the Effective Date as defined in Section 1.01(g)(1).

         (2) [ ] for existing plans converting from another plan document, service prior to the original Effective Date as defined in Section 1.01(g)(2).
                                                (Replacement Page,
                                                Seventh Amendment)
                            12

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1.11 DISTRIBUTIONS

     (a) Subject to Articles 7 and 8 and (b) below, distributions under the Plan will be paid (check the appropriate box(es)):

         (1) [X] as a lump sum.

         (2) [ ] under a systematic withdrawal plan (installments).

     (b) [X] Check if a Participant will be entitled to receive a distribution of all or any portion of the following Accounts without terminating employment upon attainment of age 59 1/2 (check one):

         (1) [ ] Deferral Contribution Account

         (2) [X] All Accounts

     (c) [X] Check if the Plan was converted (by plan amendment) from another defined contribution plan, and the benefits were payable as (check the appropriate box(es)):

         (1) [ ] a form of single or joint and survivor life annuity.

         (2) [ ] an in-service withdrawal of vested Employer Contributions maintained in a Participant's Account (check (A) and/or (B)):

                 (A) [ ] for at least _____ (24 or more) months.

                 (B) [ ] after the Participant has at least 60 months of
                         participation.

         (3) [X] another distribution option that is a "protected benefit" under Section 411(d)(6) of the Internal Revenue Code. Please attach a separate page identifying the distribution option(s).

These additional forms of benefit may be provided for such plans under Articles 7 or 8.

Note: Under Federal Law, distributions to Participants must generally begin no later than April 1 following the year in which the Participant attains age 70 1/2.
                                                (Replacement Page,
                                                Seventh Amendment)
                            14

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     (b) If the Employer maintains, or had maintained, a defined benefit plan or plans, the sum of the Defined Contribution Fraction and Defined Benefit Fraction for a Limitation Year may not exceed the limitation specified in Code Section 415(e), modified by section 416(h)(1) of the Code. This combined plan limit will be met as follows (check one):

         (1) [ ] Annual Additions to this Plan are limited so that the sum of the Defined Contribution Fraction and the Defined Benefit Fraction does not exceed 1.0.

         (2) [ ] another method of limiting Annual Additions or reducing projected annual benefits is set forth on an attached schedule.

         (3) [X] Not Applicable.

1.14 ESTABLISHMENT OF TRUST AND INVESTMENT DECISIONS

     (a) Investment Directions

         Participant Accounts will be invested (check one):

         (1) [ ] in accordance with investment directions provided to the Trustee by the Employer for allocating all Participant Accounts among the options listed in (b) below.

         (2) [ ] in accordance with investment directions provided to the Trustee by each Participant for allocating his entire Account among the options listed in (b) below.

         (3) [X] in accordance with investment directions provided to the Trustee by each Participant for all contribution sources in a Participant's Account except the following sources shall be invested as directed by the Employer (check (A) and/or (B)):

                 (A) [X] Fixed or Discretionary Employer Contributions
                 (B) [ ] Employer Matching Contributions

                 The Employer must direct the applicable sources among the same investment options made available for Participant directed sources listed in (b) below.

                 See attachment.

                                                (Replacement Page,
                                                Seventh Amendment)
                            17



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     Attachment to Adoption Agreement for Giant Industries, Inc.
               and Affiliated Companies 401(k) Plan

Section 1.03(a)(1)(D).

          Effective January 1, 2001, Full-Time Employees shall become eligible to make Salary Deferrals beginning on the first Entry Date on or after they complete sixty days or more of service. For this purpose, "Full-Time Employee" means an Employee who is regularly scheduled to work thirty (30) or more hours per week.

Section 1.03(b).

          The Entry Date(s) shall include the first day of each month between June 25, 1998 and December 31, 1998, but only for an employee who was employed by Kaibab and was eligible to contribute to the Kaibab Industries, Inc. 401(k) Employee Savings Plan for Employees Not Covered under a Collective Bargaining Agreement ("the Kaibab 401(k) Plan") immediately before becoming an Employee of the Employer and who became an Employee of the Employer on or after May 21, 1998 and on or before December 31, 1998, in connection with the sale of certain assets of Kaibab to the Employer.

Section 1.04(a)(4).

          Effective January 1, 1997, Compensation shall exclude (1) the value of a qualified or a nonqualified stock option granted to an Employee by the Employer to the extent such value is includable in the Employee's taxable income, (2) the amount realized from the exercise of a qualified or nonqualified stock option and (3) severance benefits.

Section 1.05(c)(4)(A).

          An Employee of Giant Exploration & Production Company ("E&P") who is employed by E&P on July 16, 1996, and who is not thereafter transferred from E&P to another affiliate or division that is part of the Employer, shall be deemed to satisfy the requirements of this Section 1.05(c)(4)(A) for the Plan Year ending December 31, 1996.

Section 1.07(a).

          Effective January 1, 2001, a Participant shall be
          100% vested in the portion of his Account attributable to the amount transferred
                                                (Replacement Page,
                                                Seventh Amendment)
                          -1-

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          from the Employee Stock Ownership Plan And Trust Agreement of Giant Industries Inc. and Affiliated Companies
          ("ESOP") only if he would otherwise be 100% vested under the vesting schedule in the ESOP as that plan existed on December 31, 2000, or if he was an active Employee of the Employer on or after January 1, 2001.

Section 1.08

     (a) Effective as of January 1, 1996, Bloomfield Refining Company ("Bloomfield"), The Gary-Williams Company ("Gary-Williams"), and any affiliate or predecessor employer of either, but only to the extent service was credited under The Gary Tax Advantaged Savings Program and Profit-Sharing Plan on October 4, 1995 with respect to such employer, and only for employees who were employed by Bloomfield or Gary-Williams on October 3, 1995, and became Employees of the Employer on October 4, 1995, in connection with the sale of assets of Bloomfield Refining Company to the Employer.

     (b)  Effective as of January 1, 1996, Meridian Oil
          Inc., Meridian Oil Gathering Inc., and Meridian
          Oil Trading Inc. (collectively "Meridian"), and any affiliate or predecessor employer of Meridian, but only to the extent service was credited under the Burlington Resources Retirement Savings Plan on August 18, 1995 with respect to such employer, and only for employees who were employed by Meridian on August 17, 1995, and became Employees of the Employer on August 18, 1995, in connection with the sale of assets of Meridian to the Employer.

     (c) Effective as of January 1, 1996, Texaco Refining and Marketing Inc. ("Texaco"), and any affiliate or predecessor employer of Texaco, but only to the extent service was credited under any plan sponsored by Texaco that qualified under Section 401(a)(4) of the Code, and only for an employee who was employed by Texaco on July 24, 1993, and became an Employee of the Employer on July 25, 1995 in connection with the sale of assets of Texaco to the Employer.

     (d)  Effective as of July 1, 1997, Thriftway
          Marketing Corporation ("Thriftway") for service before May 28, 1997 but only for Pat Curtis, a human resource generalist, and for employees employed by Thriftway on May 27, 1997 who were employed or hired into the transportation division on or about May 28, 1997 and who became Employees of the Employer on May 28, 1997 in
                                                (Replacement Page,
                                                Seventh Amendment)
                          -2-

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          connection with the sale of assets of Thriftway and
          certain related entities to the Employer.

     (e) Effective as of July 1, 1998, Kaibab Industries, Inc. ("Kaibab") and any affiliate or predecessor employer of Kaibab, but only to the extent Service was granted under the Kaibab 401(k) Plan and only for an employee who was employed by Kaibab immediately before becoming an Employee of the Employer and became an Employee of the Employer on or after May 21, 1998 and on or before December 31, 1998, in connection with the sale of certain assets of Kaibab to the Employer.

Section 1.11(c)(3).

1.  Form of Distribution of Amounts from Former ESOP

    (a)   Distribution in Cash or in Stock.

          Effective January 1, 2001, each Participant, alternate payee, or Beneficiary ("Distributee") who has an amount in an Account attributable to an amount transferred from the ESOP (the "Transfer Account") shall have the right to receive distribution of his Transfer Account in whole shares of Employer stock, or in cash, or in cash and Employer stock. A Distributee who is entitled to receive a distribution of his Transfer Account in installments may elect as to each such installment whether to receive a distribution in Employer Stock or in cash, but not in Employer Stock and cash. Any elections under this subsection 1(a) shall be made in writing on a form approved by the Committee.

          The Committee is expressly authorized and shall have full discretion to adopt any written procedures necessary to implement the elections and the forms of distribution under this section, including (but not limited to) procedures providing for the timing of distributions within the parameters of subsection, the deduction from the Account of the Distributee of any distribution of any brokerage fees or expenses incurred in making the distribution, and for any cash adjustments required by fractional shares of Employer stock. Such procedures shall be binding upon all parties.

    (b)   Lifetime Distributions.

          (1)     General Rule.

          If the value of the Transfer Account of a former Participant or alternate payee exceeds $5,000, then a former Participant or
                                                (Replacement Page,
                                                Seventh Amendment)
                          -3-
          alternate payee may
          elect to receive distribution in a single lump sum or in substantially equal annual installments over a period not longer than the greater of five (5) years or, in the case of a former Participant or alternate payee whose Transfer Account exceeds
          $500,000, five (5) years, plus one (1) additional year (not to exceed an additional five (5) years) for each $100,000 or fraction thereof by which the value of the Transfer Account immediately prior to the commencement of distributions exceeds
          $500,000; provided that the $100,000 and $500,000
          shall be subject to cost-of-living adjustments under Code Section 409(o) and further provided that a former Participant or alternate payee receiving installment distributions under this subsection may elect at any time to receive the balance of his vested Accounts in a single lump sum.

          (2)  Additional Lifetime Installments Distribution.

          A former Participant who has reached Normal
          Retirement Age before commencing distributions whose Transfer Account exceeds $5,000, and a participant who is required to begin distributions while still employed, may elect to receive distributions in annual installments calculated in accordance with Code Section 401(a)(9), and any regulations promulgated thereunder, payable over the former participant's or participant's life expectancy, without recalculation, as determined in accordance with Table V under U.S. Treasury Regulation Section 1.72-9. A former Participant or Participant receiving annual installment distributions under this subsection may elect at any time to receive the balance of his Transfer Account in a single lump sum. The installment distribution option provided under this subsection is not available to any alternate payee.

     (c) If a Participant elects a distribution in stock, he shall receive a distribution of the number of whole shares of Employer stock that may be purchased by the amount in his Transfer Account, and shall receive the remainder in cash.

     (d) If a Participant elects a distribution in cash and in stock, he shall receive a distribution of the number of whole shares of Employer stock that may be purchased by the amount in his Transfer
          Account that is invested in the Employer stock fund (the "Transfer Account (Stock)") plus the remainder, in cash, of his Transfer Account
           (Stock), as well as, in cash, the amount of his Transfer Account that is not invested in the Employer Stock Fund (the "Transfer Account (Non-
          Stock)").
                                                (Replacement Page,
                                                Seventh Amendment)
                          -4-

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     (e)  Unless a former Participant or alternate payee
          is permitted to delay the distribution, the distribution of the Transfer Account of a Participant who has terminated employment shall begin no later than as soon as practicable after the end of the calendar year in which he terminates employment, and the distribution of the Account of an alternate payee shall begin as soon as practicable after the establishment of the alternate payee's Account, but in no event later than the earliest of (1) sixty (60) days following the close of the later of the Calendar Year in which the Participant attains Normal Retirement Age, in which the tenth anniversary of the date the Participant commenced participation in the Plan occurs or in which the Participant terminates employment for any reason, (2) one year after the close of the Calendar Year in which the Participant terminates employment after attaining Normal Retirement Age, becomes disabled, or dies, or (3) five (5) years after the close of the calendar year in which a Participant terminates employment for any other reason, so long as he is not reemployed.

     (f) The time of any distribution of any benefit in cash from the Transfer Account shall also be subject to the following guidelines:

          (1) If a distribution in cash would cause a liquidation or distribution of greater than fifteen percent (15%) of the fair market value of the total Transfer Accounts (Non-Stock), then the distribution shall be delayed for up to three (3) years in order to permit sufficient liquidation of assets.

          (2) Even if a distribution in cash would not cause a liquidation or distribution of greater than fifteen percent (15%) of the fair market value of the Transfer Accounts (Non-Stock), if the distribution is in excess of One Hundred Thousand Dollars ($100,000.00), then the distribution shall be delayed until thirty (30) days after the next annual Employer contribution; and

          (3)     Notwithstanding (1) and (2) to the
          contrary, if a distribution in cash, when aggregated with all other distributions prior to such distribution for the Fiscal Year, exceeds fifteen percent (15%) of the fair market value of the Transfer Accounts (Non-Stock), then the distribution shall be delayed for up to three years in order to permit sufficient liquidation of assets.

     (g) For purposes of this section 1.11(c)(3), the Discretionary Employer Contributions Account shall be considered as if it were part of the

                                                (Replacement Page,
                                                Seventh Amendment)
                          -5-

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          Transfer Account.

Section 1.13(a)(2)

          In the event a Participant, covered under both this Plan and the Employee Stock Ownership Plan and Trust Agreement of Giant Industries, Inc. and Affiliated
          Companies (the "ESOP"), has an Excess Amount for a Limitation Year, such Excess Amount shall first be disposed as provided in Section 5.03(a)(4)(A) of this Plan. Section 5.03(a)(4)(A) of this Plan directs a return of any Elective Deferrals (including gains attributable thereto) to reduce the Excess Amount.

          In the event a Participant still has an Excess Amount after application of Section 5.03(a)(4)(A) of this Plan, such remaining Excess Amount shall, in accordance with the terms of the ESOP, be reduced by reallocating contributions under the ESOP among the Accounts of the remaining Participants of the ESOP for whom such limitations are not exceeded on the same basis as ESOP Employer contributions and forfeitures are allocated.

          To the extent the reallocation would exceed the limitations for all ESOP Participants, such remaining Excess Amount shall be reduced as provided in Section 5.03(a)(4)(B), (C), and (D) of this Plan. Section 5.03(a)(4)(B) reapplies the Excess Amount to reduce future Employer contributions. Section 5.03(a)(4)(C) and (D) set up a suspense account to hold the unallocated Excess Amount if the Participant is no longer in the service of the Employer at the end of a Limitation Year. The suspense account is applied to reduce future Employer contributions for all remaining Participants.

Section 1.14(a)(3)

          The Employer may direct the Trustee to invest any or all of any Discretionary Employer Contributions in the Employer stock fund. With respect to the remainder of the Discretionary Employer Contribution, if any, the Participant shall direct the Trustee regarding its investment.

          The Employer may direct the Trustee to invest in the Employer stock fund a portion of amounts transferred from the ESOP, and the Participant shall direct the Trustee regarding the investment of the remainder of his Transfer Account.

AMENDMENT TO BASIC PLAN DOCUMENT

(a) By way of clarification and emphasis, Section 13.01 is amended by inserting the words "Discretionary authority" at the beginning of each of clauses (b)-(f), and in each such clause, revising "To" to read "to".

(b) The second sentence of Section 4.10(a)(1) is amended by adding the
                                                (Replacement Page,
                                                Seventh Amendment)
                          -6-
following at the conclusion thereof:  ";
provided, that in the case of a direct rollover of an eligible rollover distribution from the Kaibab 401(k) Plan and the Kaibab Industries, Inc. Employee Stock Ownership
Plan (the 'Kaibab plans'), the transfer may include a participant note for a plan loan from one of the Kaibab plans."

(c) By way of clarification and emphasis, Section 4.10(a)(2) is amended by inserting the phrase "any or all" between the words "accept" and "rollover" in both places they occur.

(d)  Merger of Employee Stock Ownership Plan

(1) Transferred Accounts from ESOP. The account balances of participants in the Employee Stock Ownership
Plan And Trust Agreement of Giant Industries, Inc. and
Affiliated Companies (the "ESOP") are transferred to this Plan, effective January 1, 2001, in connection with the merger of the ESOP into the Plan.

(2)      Transfer Account Forfeitures and Restoration.
The following rules shall apply with respect to former participants in the ESOP who previously incurred a forfeiture of all or part of their ESOP account:

     (A) If any former participant in the ESOP shall be reemployed by the Employer before incurring six (6) consecutive one (1) year Breaks in Service, and such former participant had received, or was deemed to have received, a distribution of his entire vested interest prior to his reemployment, his forfeited account shall be reinstated only (i) if he repays the full amount distributed to him before the earlier of five (5) years after the first date on which the participant is subsequently reemployed by the Employer or the close of the six (6) consecutive one (1) year Breaks in Service, or (ii) in the event of a deemed distribution, upon the reemployment of such former participant. In the event the former participant does repay the full amount distributed to him, or in the event of a deemed distribution followed by reemployment, the amount forfeited from the participant's account shall be restored in full, unadjusted for any increase or decrease following the valuation date on which the forfeiture accrued.

     (B)  For purposes of this subsection (d):

          (i) "Break in Service" shall mean a calendar year during which an Employee or a participant fails to complete at least five hundred (500) Hours of Service.

           (ii) "Hour of Service" shall mean each hour for which the Employee or a participant is directly or indirectly paid or entitled to payment by the

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                                                Seventh Amendment)
                          -7-

          Employer for performance of duties for the Employer including each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by the Employer, and including each hour for which payment is made or payable to the Employee for periods during which the Employee is on an Employer approved leave of absence for vacation, jury, sick, or disability leave, or military service. Hours of Service shall also include hours during such additional periods of service as may be required pursuant to Department of Labor regulations. Hours for nonperformance of duties shall be credited in accordance with DOL Regulations Section 2530.200b-2(b). Hours shall be credited to the applicable computation period in accordance with DOL Regulations
          Section 2530.200b-2(c).

     (C)  A forfeiture of that portion of a
          participant's ESOP account that is not fully vested occurs on the earlier of:

               (i)     the valuation date on or immediately
          following the date of the distribution of the entire vested portion of a terminated participant's account, or

               (ii)     the last day of the year in which the
          participant incurs six (6) consecutive one (1) year
          Breaks in Service.

          Furthermore, for purposes of paragraph (i) above, in the case of a terminated participant whose vested benefit is zero, such terminated participant shall be deemed to have received a distribution of his vested benefit upon his or her termination of employment. Restoration of such amounts shall occur pursuant to subsection (A). Forfeitures pursuant to this subsection (C) or any other provision of the Plan shall be used first, to reinstate any previously forfeited account balances pursuant to subsection (A), then to reduce the Plan's administrative expenses and then to reduce the Employer contributions for the Plan Year in which the forfeiture occurs.

     (3) Any Participant or former Participant who has attained age 55 and completed 10 years of participation in the Plan (including, before 2001, participation in the ESOP) shall have the right to make an election to direct the investment of amounts allocated to his Transfer Account or his Discretionary Employer Contribution Account
(collectively, the "Diversification Accounts") as provided in this section (3). Such a Participant or former
Participant may elect within ninety (90) days after the close of each calendar year to diversify up to 25% of all amounts allocated to his Diversification Accounts, less the amount over which such Participant or former Participant has previously had an election under this section or under
Section 9.5 of the ESOP rounded to the nearest whole integer, by directing the Committee to distribute the portion of his
                                                (Replacement Page,
                                                Seventh Amendment)
                          -8-

Diversification Accounts covered by the
election to him (treating the Participant or former
Participant as eligible for installment distributions) within one hundred and eighty (180) days after the end of such calendar year. In the case of any Participant or former Participant who attains age 59", 100% shall be substituted for 25% and the Participant or former
Participant may make the election to diversify his Diversification Accounts at any time administratively feasible. No alternate payee or Beneficiary shall be permitted to make the elections provided under this paragraph.

     (4) At the time the Participant's, Alternate Payee's or Beneficiary's (the Distributee's) benefit becomes distributable under the Plan, the Committee, by certified or registered mail addressed to his last known address of record with the Committee or the Employer, shall notify the Distributee, that he is entitled to a distribution under the Plan, and summarize the provisions of this paragraph. If the Distributee fails to claim his distributive share or make his whereabouts in writing to the Committee within six
(6) months from the date of mailing of the notice, the Committee may treat the Distributee's unclaimed payable accrued benefit as forfeited and will reallocate the amount as a forfeiture. A forfeiture under this paragraph will occur at the end of the notice period or, if later, the earliest date applicable Treasury regulations would permit the forfeiture. Pending forfeiture, the Committee, following the expiration of the notice period, may direct the Trustee to segregate the Account in a segregated account and to invest that segregated Account in federally insured interest bearing savings accounts or time deposits (or in a combination of both), or in other fixed income investments.

     If a Distributee who has incurred a forfeiture of his Account under the provisions of the first paragraph of this section makes a claim, at any time, for his forfeited Account, the Committee shall restore the Distributee's forfeited Account to the same dollar amount as the dollar amount of the Account forfeited, unadjusted for any gains or losses occurring subsequent to the date of the forfeiture.

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                                                Seventh Amendment)
                          -9-